Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-80489) of FX Energy, Inc. and subsidiaries of our report dated March 13, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 21, 2003